UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

November 5, 2002 (November 1, 2002)
Date of Report (Date of earliest event reported)

CABLETEL COMMUNICATIONS CORP.
(Exact name of Registrant as specified in its charter)

Ontario, Canada
(Jurisdiction of incorporation or organization)

1-13332	8647 8525

(Commission File Number)	(Canadian Federal Tax Account Number)

230 Travail Rd., Markham, Ontario, Canada L3S 3J1
(Address of principal executive offices)

(905) 475-1030
(Registrant’s telephone number, including area code)

Item 5.	Other Events

     On November 1, 2002, Cabletel Communications Corp. (“Cabletel”) announced that it has entered into a transaction with Allied Wire and Cable Ltd. and certain related companies pursuant to which Cabletel has been granted an option to acquire all of the capital stock of Allied, a supplier of products to the cable and telecom sectors in Western Canada. As part of the proposed transaction, Allied and Cabletel have agreed upon repayment terms for the approximately CDN$675,000 owed by Allied to the Company for inventory previously provided by the Company. In addition, Cabletel has agreed to provide an additional CDN$100,000 in inventory and advance CDN$50,000 in cash to Allied. At any time prior to the full repayment by Allied of such amounts owed, Cabletel has the option to acquire all of the capital stock of Allied for a price equal to the amount of the indebtedness owed by Allied to the Company on the exercise date of that option.

Item 7.	Financial Statements and Exhibits

99.1	Press release dated November 1, 2002.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CABLETEL COMMUNICATIONS CORP. (Registrant)

Date: November 5, 2002	By:	/s/ Ron Eilath

Ron Eilath Executive Vice President and Chief Financial Officer

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